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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D. C.  20549

                                     ------------


                                       FORM 8-K



                                    CURRENT REPORT



                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT:  DECEMBER 14, 1998
                 DATE OF EARLIEST EVENT REPORTED:  NOVEMBER 30, 1998


                          LODGENET ENTERTAINMENT CORPORATION
                (Exact name of registrant as specified in its charter)


               DELAWARE              0-22334           46-0371161
     (State or other jurisdiction  (Commission        (IRS Employer
            of incorporation)      File Number)     Identification No.)


             3900 WEST INNOVATION STREET, SIOUX FALLS, SOUTH DAKOTA 57107
              (Address of principal executive offices)       (Zip Code)


         Registrant's telephone number, including area code:  (605) 988-1000


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Item 2.        ACQUISITION OR DISPOSITION OF ASSETS.


     On November 30, 1998 (the "Closing Date"), ResNet Communications, Inc. ("ResNet Inc."), a wholly-owned subsidiary of LodgeNet Entertainment Corporation ("LodgeNet"), through its majority-owned subsidiary, ResNet Communications, LLC ("ResNet LLC"), transferred to Global Interactive Technologies Corporation, a Delaware corporation ("Global"), substantially all of the assets and liabilities of ResNet LLC and its wholly-owned subsidiary, which operated LodgeNet's business in the multi-family dwelling unit market (the "ResNet Assets"). The ResNet Assets were transferred by the contribution by ResNet LLC of all of the capital stock of the subsidiary owning the ResNet Assets to Global in exchange for 1,750 shares of common stock, par value $0.01 per share, of Global ("Global Common Stock"), representing a 30% common equity ownership interest in Global and the assumption by Global of certain liabilities, including approximately $5.8 million of indebtedness to ResNet Inc. Such exchange was made pursuant to the terms of the Exchange Agreement (the "Exchange Agreement") entered into as of November 30, 1998 by and among Shared Technologies Communications Corporation, a Delaware corporation ("STC"), Interactive Cable Systems, Inc., a California corporation ("ICS"), ResNet LLC, and ResNet Inc. In addition to its ownership interests in the ResNet Assets, pursuant to the Exchange Agreement, Global will hold certain cable television and telephone system assets contributed by STC and ICS.

     On the Closing Date, ResNet LLC, STC and ICS entered into a Stockholders Agreement providing, among other things, for: (i) limitations on each investor's ability to transfer the shares of Global Common Stock; (ii) approval rights among the investors regarding sales of Global as a whole or significant assets of Global; (iii) certain tag-along rights of each investor; (iv) preemptive rights for each investor; (v) each investor's right to designate one director for so long as certain ownership of Global Common Stock is maintained by such investor; and (vi) certain registration rights for the investors. Scott Petersen, President and Chief Executive Officer of LodgeNet, has been designated as the ResNet LLC director of Global. The amount of the consideration payable in the above-described transaction was based on arm's-length negotiations between the parties.

     The foregoing descriptions of the Exchange Agreement and Stockholders Agreement are qualified in their entirety to the full text of such agreements, copies of which are attached hereto as exhibits and which are incorporated herein by reference.

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          N/A

     (b)  Pro Forma Financial Information.

          N/A

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     (c)  Exhibits

     2.1 Exchange Agreement, dated as of November 30, 1998 among Shared Technologies Communications Corporation, Interactive Cable Systems, Inc., ResNet Communications, LLC, ResNet Communications, Inc. and Global Interactive Technologies Corporation.

     99.1 Stockholders Agreement dated as of November 30, 1998, by and among Global Interactive Technologies Corporation, Shared Technologies Communications Corporation, Interactive Cable Systems, Inc. and ResNet Communications, LLC.


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                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:  December 14, 1998.


                                        LODGENET ENTERTAINMENT CORPORATION


                                        By
                                        Name   Scott C. Petersen
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                                        Title   President and CEO
                                                -----------------


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